The information in this Preliminary Pricing Supplement is not complete and may be changed. We may not sell these notes until the Pricing Supplement is delivered in final form. We are not selling these notes, nor are we soliciting offers to buy these notes, in any state where such offer or sale is not permitted.

Subject to Completion. Dated November 4, 2026

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-298611

The Bank of Nova Scotia

$  Autocallable Contingent Coupon Trigger Notes

Linked to the Least Performing of the Shares of the VanEck® Gold Miners ETF, the Russell 2000® Index and the S&P 500® Index Due November 28, 2029

If the closing level of any of the shares of the VanEck® Gold Miners ETF, the Russell 2000® Index or the S&P 500® Index (each, a “reference asset”) on any observation date is less than 70.00% of its initial level, you will not receive a contingent coupon on the corresponding coupon payment date. The amount that you will be paid on your notes is based on the performance of each reference asset.

The return on your notes is linked, in part, to the performance of the shares of the VanEck® Gold Miners ETF, and not to the MarketVector™ Global Gold Miners Index on which the shares of the VanEck® Gold Miners ETF are based.

The notes will mature on the maturity date (expected to be November 28, 2029) unless they are automatically called on any observation date, commencing in May 2027 to and including October 2029.

Your notes will be automatically called if the closing level of each reference asset on any such observation date is equal to or greater than its initial level (set on the trade date, expected to be November 23, 2026, and will be its closing level or an intra-day level of such reference asset on the trade date, which may be higher or lower than its closing level on the trade date). If your notes are automatically called, you will receive a payment for each $1,000 principal amount of your notes on the corresponding coupon payment date (expected to be the 3rd business day after the relevant observation date) equal to $1,000 plus the contingent coupon with respect to such observation date (as described below).

Observation dates are expected to be the 23rd calendar day of each month, commencing in December 2026 and ending in November 2029. If, on any observation date, the closing level of each reference asset is equal to or greater than 70.00% of its initial level, you will receive on the corresponding coupon payment date a contingent coupon of at least $11.875 for each $1,000 principal amount of your notes (a fixed amount to be set on the trade date, equal to at least 1.1875% monthly, or the potential for up to at least 14.25% per annum).

If your notes are not automatically called, the return on your notes, in addition to any contingent coupon otherwise due, will be based on the performance of the least performing reference asset, which is the reference asset with the lowest reference asset return. The reference asset return of each reference asset is the percentage increase or decrease from its initial level to its final level, which will be the closing level of such reference asset on the final valuation date (expected to be November 23, 2029).

At maturity, for each $1,000 principal amount of your notes you will receive an amount in cash equal to:

●if the final level of each reference asset is equal to or greater than 70.00% of its initial level, $1,000 plus a contingent coupon calculated as described above;

●if the final level of any reference asset is less than 70.00% of its initial level but the final level of each reference asset is equal to or greater than 60.00% of its initial level, $1,000; or

●if the final level of any reference asset is less than 60.00% of its initial level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the least performing reference asset return. You will receive less than 60.00% of the principal amount of your notes and you will not receive a contingent coupon.

If the final level of any reference asset is less than 60.00% of its initial level, the return on your notes will be negative and will equal the least performing reference asset return. Specifically, you will lose 1% for every 1% that the final level of the least performing reference asset is less than its initial level, and you could lose up to your entire investment in the notes. In such event, you will receive less than the principal amount of your notes and no contingent coupon. Any payment on your notes is subject to the creditworthiness of The Bank of Nova Scotia.

Investment in the notes involves certain risks. You should refer to “Additional Risks” beginning on page P-17 of this pricing supplement and “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

The initial estimated value of your notes at the time the terms of your notes are set on the trade date is expected to be between $925.00 and $955.00 per $1,000 principal amount, which will be less than the original issue price of your notes listed below. See “Additional Information Regarding Estimated Value of the Notes” on the following page and “Additional Risks” beginning on page P-17 of this document for additional information. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy.

	Per Note	Total[1]
Original Issue Price	100.00%	$
Underwriting commissions[1]	Up to 2.85%	$
Proceeds to The Bank of Nova Scotia[1]	At least 97.15%	$

1 For additional information, see “Supplemental Plan of Distribution (Conflicts of Interest)” herein.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus, prospectus supplement, underlier supplement or product supplement. Any representation to the contrary is a criminal offense.

The notes are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the United States or any other jurisdiction.

Scotia Capital (USA) Inc.	Goldman Sachs & Co. LLC Dealer

Pricing Supplement dated November , 2026

The Autocallable Contingent Coupon Trigger Notes Linked to the Least Performing of the shares of the VanEck® Gold Miners ETF, the Russell 2000® Index and the S&P 500® Index Due November 28, 2029 (the “notes”) offered hereunder are unsubordinated and unsecured obligations of The Bank of Nova Scotia (the “Bank”) and are subject to investment risks including possible loss of the principal amount invested due to the negative performance of any of the reference assets and the credit risk of the Bank. As used in this pricing supplement, the “Bank,” “we,” “us” or “our” refers to The Bank of Nova Scotia. The notes will not be listed on any U.S. securities exchange or automated quotation system.

The return on your notes will relate to the price return of the least performing reference asset and will not include a total return or dividend component. The notes are derivative products based on the performance of the least performing reference asset. The notes do not constitute a direct investment the shares of the VanEck® Gold Miners ETF or in any of the respective shares, units or other securities represented by any reference asset. By acquiring the notes, you will not have a direct economic or other interest in, claim or entitlement to, or any legal or beneficial ownership of the shares of the VanEck® Gold Miners ETF or any such share, unit or security and will not have any rights as a shareholder, unitholder or other security holder of any of the issuers including, without limitation, any voting rights or rights to receive dividends or other distributions.

Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, will purchase the notes from us for distribution to other registered broker dealers. SCUSA or any of its affiliates or agents may use this pricing supplement in market-making transactions in notes after their initial sale. Unless we, SCUSA or another of our affiliates or agents selling such notes to you informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The original issue price, commissions and proceeds to the Bank listed above relate to the notes we issue initially. We may decide to sell additional notes after the date of the final pricing supplement, at original issue prices and with commissions and proceeds to the Bank that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the notes will depend in part on the original issue price you pay for such notes.

Additional Information Regarding Estimated Value of the Notes

On the cover page of this pricing supplement, the Bank has provided the initial estimated value range for the notes. This range of estimated values was determined by reference to the Bank’s internal pricing models, which take into consideration certain factors, such as the Bank’s internal funding rate on the trade date and the Bank’s assumptions about market parameters. For more information about the initial estimated value, see “Additional Risks — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the notes (including the contingent coupon) are based on the Bank’s internal funding rate, which is the rate the Bank would pay to borrow funds through the issuance of similar market-linked notes, the underwriting commissions, the referral fee, other costs associated with selling and structuring the notes and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the notes will be greater than the initial estimated value of the notes. The Bank’s internal funding rate is typically lower than the rate the Bank would pay when it issues conventional fixed rate debt securities as discussed further under “Additional Risks — Risks Relating to Estimated Value and Liquidity — Neither the Bank’s nor GS&Co.’s estimated value of the notes at any time is determined by reference to credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities”. The Bank’s use of its internal funding rate reduces the economic terms of the notes to you.

The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including Goldman Sachs & Co. LLC’s (“GS&Co.’s”) customary bid and ask spreads) at which GS&Co. would initially buy or sell notes in the secondary market (if GS&Co. makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately GS&Co.’s estimate of the market value of your notes on the trade date, based on its pricing models and taking into account the Bank’s internal funding rate, plus an additional amount (initially equal to $ per $1,000 principal amount).

Prior to  , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through approximately 3 months). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models. For additional information regarding the value of your notes shown in your GS&Co. account statements and the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), each based on GS&Co.’s pricing models; see “Additional Risks — Risks Relating to Estimated Value and Liquidity — The price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) will be based on GS&Co.’s estimated value of your notes” herein.

We urge you to read the “Additional Risks” beginning on page P-17 of this pricing supplement.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the accompanying prospectus, prospectus supplement, and product supplement, each filed with the SEC. See “Additional Terms of Your Notes” in this pricing supplement.

The terms included in the table below are expected to be as indicated, but such terms will be set on the trade date.

Issuer:	The Bank of Nova Scotia (the “Bank”)
Issue:	Senior Note Program, Series A
CUSIP / ISIN:	06419JNH9 / US06419JNH94
Type of Notes:	Autocallable Contingent Coupon Trigger Notes
Reference Assets:

The Shares of the VanEck® Gold Miners ETF (Bloomberg Ticker: GDX), the Russell 2000® Index (Bloomberg Ticker: RTY) and the S&P 500® Index (Bloomberg Ticker: SPX).

We may refer to the shares of the VanEck® Gold Miners ETF as an equity reference asset or as the “GDX Fund”, the Russell 2000® Index as an index reference asset or the “RTY and the S&P 500® Index as an index reference asset or the “SPX” herein.

Reference Asset Index:	With respect to the GDX Fund, the MarketVector™ Global Gold Miners Index With respect to the RTY and the SPX, not applicable.
Minimum Investment and Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Principal Amount:

$1,000 per note; $[•] in the aggregate for all the notes; the aggregate principal amount of the notes may be increased if the Bank, at its sole option, decides to sell an additional amount of the notes on a date subsequent to the date of the final pricing supplement.

Original Issue Price:	100% of the principal amount of each note
Currency:	U.S. dollars
Trade Date:	Expected to be November 23, 2026
Original Issue Date:

Expected to be November 27, 2026

We expect that delivery of the notes will be made against payment therefor on or about the 3rd business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (“T+1”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to one business day before delivery of the notes will be required, by virtue of the fact that each note initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement.

Final Valuation Date:	The last observation date, which is expected to be November 23, 2029, subject to postponement as described under “— Observation Dates” below.
Maturity Date:

Expected to be November 28, 2029, subject to adjustment due to a market disruption event, a non-trading day or a non-business day as described in more detail under “— Coupon Payment Dates” below and “General Terms of the Notes—Maturity Date” in the accompanying product supplement.

Contingent Coupon:

Subject to the automatic call feature, on each coupon payment date, for each $1,000 principal amount of your notes, we will pay you an amount in cash equal to:

oif the closing level of each reference asset is equal to or greater than its coupon barrier on the related observation date, at least $11.875 (a fixed amount to be set on the trade date, equal to at least 1.1875% monthly, or the potential for up to at least 14.25% per annum); or

oIf the closing level of any reference asset is less than its coupon barrier on the related observation date, $0.

Contingent coupons on the notes are not guaranteed. You will not receive a contingent coupon on a coupon payment date if the closing level of any reference asset is less than its coupon barrier on the related observation date.

Coupon Barrier:

With respect to the GDX Fund, $[•] (to be set on the trade date)

With respect to the RTY, [•] (to be set on the trade date)

With respect to the SPX, [•] (to be set on the trade date)

In each case, equal to 70.00% of the initial level of such reference asset

Observation Dates:

Expected to be the 23rd calendar day of each month, commencing in December 2026 and ending on the final valuation date.

Notwithstanding anything to the contrary in the product supplement, if any originally scheduled observation date is not a trading day with respect to any reference asset, such observation date will be the first day thereafter that is a trading day for all reference assets (the “first qualified trading day”).

Each observation date is subject to postponement for certain market disruption events as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement.

If, on any originally scheduled observation date (or the first qualified trading day, as applicable), no market disruption event is occurring with respect to a particular reference asset, the closing level for such reference asset will be determined on the originally scheduled observation date (or the first qualified trading day, as applicable) irrespective of the occurrence of a market disruption event with respect to any other reference asset.

Coupon Payment Dates:

The 3rd business day after each observation date, except that the coupon payment date with respect to the final valuation date will be the maturity date.

If an observation date is postponed for any reference asset as described under “— Observation Dates” above, the related coupon payment date will also be postponed to maintain the same number of business days following the latest postponed observation date as existed prior to such postponement(s).

Automatic Call Feature:

If a redemption event occurs on any call observation date, then the notes will be automatically redeemed in whole and we will pay on the corresponding call payment date an amount in cash for each $1,000 principal amount of the notes equal to $1,000 plus the contingent coupon otherwise due with respect to such call observation date. Following an automatic call, no further payments will be made on the notes.

Redemption Event:	A redemption event will occur if the closing level of each reference asset on any call observation date is equal to or greater than its initial level.
Call Observation Dates:

Each observation date commencing with the observation date scheduled to occur in May 2027 and ending with the observation date scheduled to occur in October 2029, subject to postponement as described under “— Observation Dates” above.

Call Payment Dates:

If the notes are automatically called, the call payment date will be the coupon payment date immediately following the relevant call observation date, subject to postponement as described under “— Coupon Payment Dates” above.

Principal at Risk:

You may lose all or a substantial portion of your initial investment at maturity if the notes are not automatically called and the final level of the least performing reference asset is less than the trigger level.

Purchase at amount other than principal amount:

The amount we will pay you upon an automatic call or at maturity will not be adjusted based on the original issue price you pay for your notes, so if you acquire notes at a premium (or discount) to the principal amount and hold them to the maturity date or, if the notes are automatically called, the applicable call payment date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at the principal amount. If you purchase your notes at a premium to the principal amount, the notes are not automatically called and the final level of the least performing reference asset is less than its trigger level, you will incur a greater percentage decrease in your investment in the notes than would have been the case if you had purchased the notes at the principal amount. Similarly, any return from any contingent coupon received on the notes will be lower than it would have been had you purchased the notes at the principal amount, relative to your initial investment. See “Additional Risks — Risks Relating to Return Characteristics— If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount and the impact of certain key terms of the notes will be negatively affected” herein.

Fees and Expenses:

As part of the distribution of the notes, SCUSA or one of our other affiliates will sell the notes to GS&Co. at a discount reflecting selling commissions of up to 2.50% of the principal amount. GS&Co. proposes to initially offer the notes to the public at the original issue price set forth on the cover of this pricing supplement and to certain securities dealers ______________________ at such price less a concession not in excess of 2.50% of the principal amount. In addition to the concession, GS&Co. may pay a referral fee of up to 0.35% of the principal amount to another dealer in connection with its marketing efforts related to the offered notes.

A fee will also be paid to iCapital Markets LLC, a broker-dealer in which an affiliate of GS&Co. holds an indirect minority equity interest, for services it is providing in connection with this offering and to an unaffiliated broker-dealer on behalf of a distribution participant for providing certain electronic platform services in connection with this offering.

The actual commissions will be specified in the final pricing supplement.

At the time we issue the notes, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with GS&Co. or one of its affiliates.

See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

The price at which you purchase the notes includes costs that the Bank, GS&Co. or our or their respective affiliates expect to incur and profits that the Bank, GS&Co. or our or their respective affiliates expect to realize in connection with hedging activities related to the notes, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the market value of your notes on the trade date. See “Additional Risks—Hedging activities by the Bank and GS&Co. may negatively impact investors in the notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the notes” and “—The underwriting commissions, referral fee and other expenses result in less favorable economic terms of the notes and could adversely affect any secondary market price for the notes” in this pricing supplement.

Payment at Maturity:

If the notes are not automatically called, for each $1,000 principal amount of your notes, in addition to the final contingent coupon, if any, we will pay you on the maturity date an amount in cash equal to:

oIf the final level of each reference asset is equal to or greater than its trigger level, $1,000; or

oIf the final level of any reference asset is less than its trigger level, $1,000 + ($1,000 × least performing reference asset return)

In this case you will suffer a percentage loss on your principal amount equal to the negative reference asset return of the least performing reference asset and you will not receive a contingent coupon. Specifically, you will lose 1% of the principal amount of the notes for every 1% that the final level of the least performing reference asset is less than its initial level, and you could lose up to your entire investment in the notes. In such event, you will receive less than the principal amount of your notes and no contingent coupon.

Closing Level:

With respect to an equity reference asset, as used herein, the “closing level” of such equity reference asset on any date will equal its closing sale price or last reported sale price, regular way (or, in the case of the Nasdaq Stock Market, the official closing price) on a per-share basis, on the principal national securities exchange on which such equity reference asset is listed for trading, or, if such equity reference asset is not quoted on any national securities exchange, on any other market system or quotation system that is the primary market for the trading of such equity reference asset. If an equity reference asset is not listed or traded as described above, then the closing level for such equity reference asset on any day will be the average, as determined by the calculation agent, of the bid prices for such equity reference asset obtained from as many dealers in such equity reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent, the dealer or any of our other affiliates. In certain special circumstances, the closing level of an equity reference asset will be determined by the calculation agent, in its discretion. See “— Observation Dates” above and in the accompanying product supplement under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF”; “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Anti-Dilution Adjustments Relating to a Reference Equity” and “General Terms of the Notes — Market Disruption Events”.

With respect to an index reference asset, as used herein, the “closing level” of such index reference asset on any date will be determined based upon the closing level of such reference asset published on the applicable Bloomberg Professional® service (“Bloomberg”) page (with respect to the RTY, the Bloomberg page “RTY <Index>” and with respect to the SPX, the Bloomberg page “SPX <Index>”) or any successor page on Bloomberg or any successor service, as applicable, on such date. Currently, Bloomberg reports the closing level of the RTY to fewer decimal places than FTSE Russell, the sponsor of the RTY. As a result, the closing level of the RTY reported by Bloomberg generally may be lower or higher than the official closing level of the RTY published by its sponsor. In certain special circumstances, the closing level for an index reference asset will be determined by the calculation agent, in its discretion. See “— Observation Dates” above and in the accompanying product supplement under “General Terms of the Notes—Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology” and “General Terms of the Notes — Market Disruption Events”.

Initial Level:

With respect to the GDX Fund, $[•] (to be set on the trade date)

With respect to the RTY, [•] (to be set on the trade date)

With respect to the SPX, [•] (to be set on the trade date)

In each case, equal to the closing level or an intra-day level of such reference asset on the trade date

If the initial level of any reference asset is an intra-day level, it may be higher or lower than its closing level on the trade date

Final Level:	For each reference asset, the closing level of such reference asset on the final valuation date
Reference Asset Return:

For each reference asset, the reference asset return, expressed as a percentage, with respect to the payment at maturity, is calculated as follows:

final level – initial level

initial level

For the avoidance of doubt, the reference asset return may be a negative value.

Least Performing Reference Asset:	The reference asset with the lowest reference asset return
Least Performing Reference Asset Return:	The reference asset return of the least performing reference asset
Trigger Level:

With respect to the GDX Fund, $[•] (to be set on the trade date)

With respect to the RTY, [•] (to be set on the trade date)

With respect to the SPX, [•] (to be set on the trade date)

In each case, equal to 60.00% of the initial level of such reference asset

Form of Notes:	Book-entry
Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Status:

The notes will constitute direct, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime of any jurisdiction.

Tax Redemption:

The Bank (or its successor) may redeem the notes, in whole but not in part, at a redemption price determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the notes. See “Additional Amounts” and “Tax Redemption” in the accompanying product supplement.

Listing:	The notes will not be listed on any securities exchange or quotation system.
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	Depository Trust Company

Trading Day:

With respect to an equity reference asset, a day on which its principal trading market is scheduled to be open for trading

With respect to an index reference asset, a day on which the respective principal securities markets for all of the stocks comprising it (its “reference asset constituent stocks”) are scheduled to be open for trading, the sponsor of such index reference asset (the “sponsor”) is scheduled to be open for business and such index reference asset is expected to be calculated and published by its sponsor

Business Day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”
Terms Incorporated:	All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this pricing supplement.
Canadian Bail-in:	The notes are not bail-inable debt securities under the CDIC Act.

Investing in the notes involves significant risks. You may lose all or a substantial portion of your investment. Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations, you may not receive any amounts owed to you under the notes and you could lose up to your entire investment.

Additional Terms Of Your notes

You should read this pricing supplement together with the prospectus dated October 1, 2026, as supplemented by the prospectus supplement dated October 1, 2026, the underlier supplement dated October 1, 2026 and the product supplement (Market-Linked Notes, Series A) dated October 1, 2026, relating to our Senior Note Program, Series A, of which these notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the underlier supplement; fourth, the prospectus supplement; and last, the prospectus. The notes may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein.

This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Specific to the Notes” in the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

Product Supplement (Market-Linked Notes, Series A) dated October 1, 2026:

http://www.sec.gov/Archives/edgar/data/9631/000183988226048521/bns_424b2-31770.htm

Underlier Supplement dated October 1, 2026:

http://www.sec.gov/Archives/edgar/data/9631/000183988226048979/bns_424b2-31771.htm

Prospectus Supplement dated October 1, 2026:

http://www.sec.gov/Archives/edgar/data/9631/000183988226048532/bns_424b3-31769.htm

Prospectus dated October 1, 2026:

http://www.sec.gov/Archives/edgar/data/9631/000119312526410029/d175586d424b3.htm

Investor Suitability

The notes may be suitable for you if:

●You fully understand and are willing to accept the risks inherent in an investment in the notes, including the risk that you may receive few or no contingent coupons over the term of the notes and the risk that you may lose all or a substantial portion of your investment

●You can tolerate a loss of up to 100% of your investment

●You understand and accept that an investment in the notes is linked to the performance of the least performing reference asset and not a basket of the reference assets, that you will be exposed to the individual market risk of each reference asset on each observation date (including the final valuation date)

●You are willing to make an investment that, if the notes are not automatically called and the final level of any reference asset is less than its trigger level, has the same downside risk as that of a hypothetical investment in the least performing reference asset or its reference asset constituent stocks

●You do not seek an investment that produces fixed periodic interest payments or other non-contingent sources of current income and you are willing to forgo dividends or other distributions on an equity reference asset and the reference asset constituent stocks

●You believe the closing level of each reference asset will be equal to or greater than its coupon barrier on the specified observation dates and the final level of each reference asset will be equal to or greater than its trigger level on the final valuation date

●You can accept that the risks of each reference asset are not mitigated by the performance of any other reference asset and the risks of investing in securities with a return based on the performance of multiple reference assets

●You are willing to have your return limited by the automatic call feature if the closing level of each reference asset is equal to or greater than its initial level on one of the specified call observation dates, and you understand and accept that you may not be able to reinvest your money in an alternative investment with comparable risk and yield

●You understand and accept that you will not participate in any increase of the level of any reference asset and that your potential return is limited to the contingent coupons specified herein

●You are willing to invest in the notes based on the contingent coupon, coupon barriers and trigger levels specified on the cover hereof

●You can tolerate fluctuations in the price of the notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the reference assets or in the prices of the reference asset constituent stocks

●You are willing to invest in notes that may be subject to an automatic call and you are otherwise willing to hold the notes to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market for the notes

●You understand and accept the risks associated with the reference assets

●You are willing to assume the credit risk of the Bank for all payments under the notes, and understand that if the Bank defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The notes may not be suitable for you if:

●You do not fully understand or are unwilling to accept the risks inherent in an investment in the notes, including the risk that you may receive few or no contingent coupons over the term of the notes or the risk that you may lose all or a substantial portion of your investment

●You do not understand or are unwilling to accept that an investment in the notes is linked to the performance of the least performing reference asset and not a basket of the reference assets and that you will be exposed to the individual market risk of each reference asset on each applicable observation date (including the final valuation date)

●You require an investment designed to guarantee a full return of principal at maturity

●You cannot tolerate a loss of all or a substantial portion of your investment

●You are not willing to make an investment that, if the notes are not automatically called and the final level of any reference asset is less than its trigger level, has the same downside risk as that of a hypothetical investment in the least performing reference asset or its reference asset constituent stocks

●You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income and/or you prefer an investment that entitles you to receive dividends or distributions on an equity reference asset or the reference asset constituent stocks

●You believe the closing level of at least one reference asset will be less than its coupon barrier on one or more observation dates or that the final level of any reference asset will be less than its trigger level

●You cannot accept that the risks of each reference asset are not mitigated by the performance of any other reference asset or the risks of investing in securities with a return based on the performance of multiple reference assets

●You seek an investment that participates in the full appreciation of the levels of the reference assets or that has unlimited return potential

●You are unwilling to invest in the notes based on the contingent coupon, coupon barriers or trigger levels specified on the cover hereof

●You cannot tolerate fluctuations in the price of the notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the reference assets or in the prices of the reference asset constituent stocks

●You are unwilling to invest in notes that may be subject to an automatic call and you are otherwise unable or unwilling to hold the notes to maturity, a term of approximately 36 months, or you seek an investment for which there will be a secondary market

●You do not understand or are unwilling to accept the risks associated with the reference assets

●You are not willing to assume the credit risk of the Bank for all payments under the notes

The investor suitability considerations identified above are not exhaustive. Whether or not the notes are a suitable investment for you will depend on your individual circumstances and you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the notes in light of your particular circumstances. You should also review “Additional Risks” in this pricing supplement and the “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus for risks related to an investment in the notes.

Hypothetical EXAMPLES

The examples set out below are included for illustration purposes only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical closing levels and final levels of the reference assets on an observation date, call observation date and on the final valuation date, respectively, could have on the amount payable on a coupon payment date or the payment at maturity, as the case may be, assuming all other variables remain constant.

The examples below are based on a range of closing levels that are entirely hypothetical; the levels of the reference assets on any day throughout the term of the notes, including the closing levels on any observation date or call observation date or the final levels on the final valuation date, cannot be predicted. The reference assets have been highly volatile in the past, meaning that the levels of the reference assets have changed considerably in relatively short periods, and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date at the principal amount and held to the call payment date upon an automatic call or the maturity date, as the case may be. If you sell your notes in a secondary market prior to an automatic call or the maturity date, as the case may be, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the reference assets, the correlation of the reference assets and our creditworthiness. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by us) will be less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risks — Risks Relating to Estimated Value and Liquidity — The Bank’s initial estimated value of the notes at the time of pricing (when the terms of your notes are set on the trade date) will be lower than the original issue price of the notes” herein. The information in the examples also reflect the key terms and assumptions in the box below.

Key Terms and Assumptions
Principal amount	$1,000
Contingent coupon	$11.875 for each $1,000 principal amount of your notes
Coupon barrier	With respect to each reference asset, 70.00% of its initial level
Trigger level	With respect to each reference asset, 60.00% of its initial level
Neither a market disruption event nor a non-trading day occurs on an originally scheduled observation date (including the originally scheduled final valuation date) or call observation date

No change in or affecting an equity reference asset, any of the reference asset constituent stocks, the policies of an equity reference asset’s investment adviser or the method by which the sponsor of a reference asset index or an index reference asset calculates such reference asset index or index reference asset, respectively

Notes purchased on the original issue date at the principal amount and held to the maturity date or until automatically called on a call payment date

Moreover, we have not yet set the initial levels that will serve as the baseline for determining the contingent coupon payable on any coupon payment date, if any, whether the notes will be automatically called, the reference asset returns and the amount that we will pay on your notes upon an automatic call or at maturity. We will not do so until the trade date. As a result, the actual initial levels may differ substantially from the levels of the reference assets prior to the trade date.

For these reasons, the actual performance of the reference assets over the term of your notes, the actual closing levels of the reference assets on any observation date or call observation date, the contingent coupon payable, if any, on any coupon payment date, as well as the amount payable upon an automatic call or at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical levels of the reference assets shown elsewhere in this pricing supplement. For information about the historical levels of the reference assets, see “Information Regarding the Reference Assets” below. Before investing in the notes, you should consult publicly available information to determine the levels of the reference assets between the date of this pricing supplement and the date of your purchase of the notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on an equity reference asset or the reference asset constituent stocks.

Hypothetical Contingent Coupon Payments

The examples below show hypothetical performances of each reference asset and the effect of the automatic call feature, as well as the hypothetical contingent coupons, if any, that we would pay on each coupon payment date with respect to each $1,000 principal amount of the notes if the closing level of each reference asset is equal to or greater than its coupon barrier on the applicable observation date. These below scenarios reflect only the payment of any hypothetical contingent coupons with respect to each observation date and the effect of the automatic call feature, and do not reflect the payment at maturity if the notes are not automatically called.

Scenario 1

Hypothetical Observation Date	Hypothetical Closing Level of the GDX Fund (as Percentage of its Initial Level)	Hypothetical Closing Level of the RTY (as Percentage of its Initial Level)	Hypothetical Closing Level of the SPX (as Percentage of its Initial Level)	Hypothetical Contingent Coupon
1st	110.00%	60.00%	110.00%	$0.00
2nd	55.00%	65.00%	55.00%	$0.00
3rd	80.00%	90.00%	80.00%	$11.875**
4th	65.00%	60.00%	65.00%	$0.00
5th	60.00%	65.00%	60.00%	$0.00
6th*	80.00%	105.00%	80.00%	$11.875**
7th*	55.00%	90.00%	55.00%	$0.00
8th*	50.00%	80.00%	50.00%	$0.00
9th*	60.00%	75.00%	60.00%	$0.00
10th*	65.00%	80.00%	65.00%	$0.00
11th*	80.00%	60.00%	80.00%	$0.00
12th*	80.00%	60.00%	80.00%	$0.00
13th* - 35th*	Various (all less than coupon barrier and initial level)	Various (all equal to or greater than coupon barrier and initial level)	Various (all equal to or greater than coupon barrier and initial level)	$0.00
Final Valuation Date	61.00%	75.00%	67.00%	$0.00
		Total Hypothetical Contingent Coupons:		$23.75

* Each of these hypothetical observation dates is also a hypothetical call observation date.

** The hypothetical closing level of each reference asset on the hypothetical observation date is equal to or greater than its hypothetical coupon barrier.

In this scenario, the closing level of each reference asset increases and decreases by varying amounts on each hypothetical observation date. Because the closing level of at least one reference asset is less than its initial level on each call observation date, the notes will not be automatically called. Because the closing level of each reference asset on each of the third and sixth hypothetical observation dates is equal to or greater than its coupon barrier, you would receive a contingent coupon with respect to such hypothetical observation dates. Because the closing level of at least one reference asset on each of the other hypothetical observation dates is less than its coupon barrier, no other contingent coupons would be paid, including at maturity.

The total of the hypothetical contingent coupons you would receive in this scenario is $23.75. Because the final level of at least one reference asset is less than its coupon barrier but the final level of each reference asset is equal to or greater than its trigger level, you will receive an amount in cash equal to $1,000. See “Hypothetical Payment at Maturity” below.

Scenario 2

Hypothetical Observation Date	Hypothetical Closing Level of the GDX Fund (as Percentage of its Initial Level)	Hypothetical Closing Level of the RTY (as Percentage of its Initial Level)	Hypothetical Closing Level of the SPX (as Percentage of its Initial Level)	Hypothetical Contingent Coupon
1st	110.00%	60.00%	110.00%	$0.00
2nd	55.00%	65.00%	55.00%	$0.00
3rd	65.00%	90.00%	65.00%	$0.00
4th	70.00%	60.00%	70.00%	$0.00
5th	90.00%	65.00%	90.00%	$0.00
6th*	65.00%	105.00%	65.00%	$0.00
7th*	55.00%	90.00%	55.00%	$0.00
8th*	50.00%	80.00%	50.00%	$0.00
9th*	60.00%	75.00%	60.00%	$0.00
10th*	65.00%	80.00%	65.00%	$0.00
11th*	80.00%	60.00%	80.00%	$0.00
12th*	80.00%	60.00%	80.00%	$0.00
13th* - 35th*	Various (all equal to or greater than coupon barrier and initial level)	Various (all less than coupon barrier and initial level)	Various (all equal to or greater than coupon barrier and initial level)	$0.00
Final Valuation Date	40.00%	75.00%	65.00%	$0.00
		Total Hypothetical Contingent Coupons:		$0.00

*Each of these hypothetical observation dates is also a hypothetical call observation date.

In this scenario, the closing level of each reference asset increases and decreases by varying amounts on each hypothetical observation date. Because the closing level of at least one reference asset is less than its initial level on each hypothetical call observation date, the notes will not be automatically called.

Because the closing level of at least one reference asset on each hypothetical observation date is less than its coupon barrier, you will not receive any contingent coupons during the term of the notes. Accordingly, you would not receive a positive return on the notes. Conversely, because the final level of at least one reference asset is less than its trigger level, you will receive an amount in cash that is less than the principal amount, resulting in a loss of 1% of the principal amount of the notes for every 1% that the final level of the least performing reference asset is less than its initial level. See “Hypothetical Payment at Maturity” below.

Scenario 3

Hypothetical Observation Date	Hypothetical Closing Level of the GDX Fund (as Percentage of its Initial Level)	Hypothetical Closing Level of the RTY (as Percentage of its Initial Level)	Hypothetical Closing Level of the SPX (as Percentage of its Initial Level)	Hypothetical Contingent Coupon
1st	110.00%	60.00%	110.00%	$0.00
2nd	55.00%	65.00%	55.00%	$0.00
3rd	40.00%	50.00%	40.00%	$0.00
4th	50.00%	45.00%	45.00%	$0.00
5th	45.00%	30.00%	50.00%	$0.00
6th*	105.00%	110.00%	105.00%	$11.875
		Total Hypothetical Contingent Coupons:		$11.875

* This hypothetical observation date is also the first hypothetical call observation date.

In this scenario, on each of the hypothetical observation dates prior to the sixth hypothetical observation date the closing level of at least one reference asset is less than its coupon barrier and, accordingly, no contingent coupon is due with respect to any such hypothetical observation date. On the sixth hypothetical observation date, which is also the first hypothetical call observation date, the closing level of each reference asset is equal to or greater than its initial level and the notes are therefore automatically called. On the corresponding call payment date, in addition to the contingent coupon of $11.875, you will receive an amount in cash equal to $1,000 for each $1,000 principal amount of your notes. In this scenario, your total return on the notes would be 1.1875%.

Hypothetical Payment at Maturity

If the notes are not automatically called on any call observation date (i.e., on each of the call observation dates the closing level of any reference asset is less than its initial level), the payment at maturity we would pay for each $1,000 principal amount of your notes will depend on the performance of the least performing reference asset, as shown in the table below. The table below assumes that the notes have not been automatically called on any call observation date and reflects the hypothetical payment at maturity that you could receive. The levels in the left column of the table below represent hypothetical final levels of the least performing reference asset and are expressed as percentages of its initial level. The amounts in the right column of the table below represent the hypothetical payment at maturity, based on the corresponding hypothetical final level of the least performing reference asset, and are expressed as percentages of the principal amount of a note (rounded to the nearest thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the payment that we would pay for each $1,000 of the outstanding principal amount of the notes on the maturity date would equal 100.000% of the principal amount of a note, based on the corresponding hypothetical final level of the least performing reference asset and the assumptions noted above, and calculated as of the final valuation date.

The Notes Have Not Been Automatically Called

Hypothetical Final Level of the Least Performing Reference Asset (as Percentage of its Initial Level)	Hypothetical Payment at Maturity* (as Percentage of Principal Amount)
150.000%	100.000%
140.000%	100.000%
130.000%	100.000%
120.000%	100.000%
110.000%	100.000%
100.000%	100.000%
90.000%	100.000%
80.000%	100.000%
70.000%	100.000%
60.000%	100.000%
59.999%	59.999%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

* Does not include the final contingent coupon, if any.

If, for example, the notes have not been automatically called and the final level of the least performing reference asset were determined to be 25.000% of its initial level, the amount that we would pay on your notes at maturity would be 25.000% of the principal amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the principal amount and held them to the maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to the principal amount you would lose a correspondingly higher percentage of your investment). If the final level of the least performing reference asset were determined to be 150.000% of its initial level, the payment at maturity that we would pay on your notes (in addition to the contingent coupon with respect to the final valuation date) would be limited to 100.000% of each $1,000 principal amount of your notes, as shown in the table above. As a result, if you held your notes to maturity, you would not benefit from any increase in the final level of the least performing reference asset over its initial level.

Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations, you may not receive any amounts owed to you under the notes and you could lose up to your entire investment.

The amounts payable on the notes on a coupon payment date, upon an automatic call or at maturity shown above are entirely hypothetical; they are based on hypothetical levels of the reference assets that may not be achieved on an observation date (including the final valuation date) or a call observation date and on assumptions that may prove to be erroneous. The actual market value of your notes on the maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical contingent coupons or hypothetical payments upon an automatic call or at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the notes. The hypothetical payments of any contingent coupons or upon an automatic call or at maturity on the notes held to a call payment date or the maturity date in the examples above assume you purchased your notes at their principal amount and have not been adjusted to reflect the actual original issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risks — Risks Relating to Estimated Value and Liquidity — The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” herein.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual closing levels of the reference assets on any observation date (including the final valuation date) or call observation date, or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the levels of the reference assets and the market value of your notes at any time prior to the maturity date. The actual contingent coupon, if any, that you will receive on a coupon payment date, the actual amount that you will receive upon an automatic call or at maturity, and the rate of return on the notes, will depend on the actual initial levels and contingent coupon, which we will set on the trade date, and the actual closing levels on the observation dates or final levels, as applicable, to be determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, any amount of cash to be paid in respect of your notes on a coupon payment date, call payment date or on the maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISKS

An investment in the notes involves significant risks. In addition to the following risks included in this pricing supplement, we urge you to read “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and page 8 of the accompanying prospectus.

You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, prospectus supplement, underlier supplement and product supplement.

Risks Relating to Return Characteristics

Risk of loss at maturity

You may lose all or a substantial portion of your investment in the notes. If the notes are not automatically called, the payment at maturity depends on the reference asset return of the least performing reference asset. The Bank will only repay you the full principal amount of your notes if the final level of each reference asset is equal to or greater than its trigger level and therefore the least performing reference asset return is equal to or greater than -40.00%. If the final level of any reference asset is less than its trigger level, and therefore the least performing reference asset return is less than -40.00%, you will have a loss for each $1,000 principal amount of your notes equal to the product of (i) the least performing reference asset return times (ii) $1,000. Specifically, if the final level of any reference asset is less than its trigger level, you will lose 1% of your principal amount of the notes for each 1% that the final level of the least performing reference asset is less than its initial level. Accordingly, you may lose up to your entire investment in the notes if the notes are not automatically called and the percentage decline of the least performing reference asset from its initial level to its final level is greater than 40.00%.

The return on your notes may change significantly despite only a small change in the level of the least performing reference asset

If your notes are not automatically called and the final level of the least performing reference asset is less than its trigger level, you will receive less than the principal amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the final level of the least performing reference asset to its trigger level will not result in a loss of principal on the notes, a decrease in the final level of the least performing reference asset to less than its trigger level will result in a loss of a significant portion of the principal amount of the notes despite only a small incremental change in the level of the least performing reference asset.

You may not receive any contingent coupons with respect to your notes

You may not receive any contingent coupons with respect to your notes. You will receive a contingent coupon on a coupon payment date only if the closing level of each reference asset is equal to or greater than its coupon barrier on the corresponding observation date. If the closing level of any reference asset is less than its coupon barrier on an observation date, you will not receive a contingent coupon on the corresponding coupon payment date. If the closing level of any reference asset is less than its coupon barrier on each observation date over the term of the notes, you will not receive any contingent coupons during the term of, and you will not receive a positive return on, your notes. Generally, this non-payment of any contingent coupon will coincide with a greater risk of principal loss on your notes.

The potential positive return on the notes is limited to the contingent coupons paid on the notes, if any, regardless of any increase in the level of any reference asset

The potential positive return on the notes is limited to any contingent coupons paid, meaning any positive return on the notes will be composed solely by the sum of any contingent coupons paid over the term of the notes, regardless of any increase in the level of any reference asset. Further, if the notes are automatically called, you will not receive any contingent coupons or any other payment in respect of any observation dates after the call payment date. Because the notes may be subject to an automatic call, the total return on the notes could be less than if the notes had been outstanding until maturity. Therefore, if the increase in the level of any reference asset exceeds the sum of any contingent coupons actually paid on the notes, the return on the notes will be less than the return on a hypothetical direct investment in such reference asset, in a security directly linked to the positive performance of such reference asset or in an investment in its reference asset constituent stocks.

Your notes are subject to automatic redemption

We will automatically redeem all, but not part, of your notes on a call payment date if the closing level of each reference asset on the corresponding call observation date is equal to or greater than its initial level. Because the notes may be subject to an automatic call as early as the first potential call payment date, the term for your notes may be reduced. You may not be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The contingent coupon, coupon barriers and trigger levels will reflect, in part, the volatility of each reference asset and may not be sufficient to compensate you for the risk of loss at maturity

Generally, the higher the reference assets’ volatility, the more likely it is that the closing level of any reference asset could be less than its coupon barrier on an observation date or its trigger level on the final valuation date. Volatility means the magnitude and frequency of changes in the levels of the reference assets. This greater risk will generally be reflected in a higher contingent coupon for the notes than the interest rate payable on our conventional debt securities with a comparable term and higher coupon barriers and trigger levels relative to those of otherwise comparable securities. However, while the contingent coupon, coupon barriers and trigger levels are set on the trade date, the reference assets’ volatility can change significantly over the term of the notes, and may increase. The level of any reference asset could fall sharply on the observation dates, resulting in few or no contingent coupons or in the loss of a substantial portion or all of your investment.

The initial level of each reference asset may be based on its intra-day level, which may be higher or lower than its closing level on the trade date

The initial level of each reference asset will be its closing level or an intra-day level on the trade date. If the initial level of any reference asset is an intra-day level, it may be higher or lower than its closing level on the trade date. All things being equal, a higher initial level (relative to its closing level on the trade date) increases the likelihood of a lower return on the notes.

The notes differ from conventional debt instruments

The notes are not conventional notes or debt instruments. The notes do not provide you with fixed interest payments prior to maturity as a conventional fixed-rate or floating-rate debt security with the same maturity would. The return that you will receive on the notes, which could be negative, may be less than the return you could earn on other investments. Even if you receive one or more contingent coupons and your return on the notes is positive, your return may be less than the return you would earn if you bought a conventional, interest-bearing senior debt security of the Bank.

The contingent repayment of principal applies only upon automatic call or on the maturity date

You should be willing to hold your notes to an automatic call or the maturity date. If you are able to sell your notes prior to an automatic call or the maturity date in the secondary market, the price you receive will likely not reflect the full economic value of the payment upon an automatic call or at maturity and any return on the notes may be less than such payment, even if the amount you receive is greater than the principal amount. You can receive the full benefit of the automatic call feature and the payment at maturity only if you hold your notes to an automatic call or the maturity date, as applicable, and the closing level of each reference asset on the applicable call observation date or the final valuation date, as the case may be, is equal to or greater than its initial level or trigger level, respectively.

Additionally, if you are able to sell your notes prior to an automatic call or the maturity date in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of any reference asset at such time is equal to or greater than the initial level, coupon barrier or trigger level, respectively.

Any amounts payable on the notes are not linked to the closing level of any reference asset at any time other than on the applicable observation dates (including the final valuation date) and call observation dates (except in the case of tax redemptions)

Any payments on the notes will be based on the closing level of each reference asset only on the applicable observation dates (including the final valuation date) and call observation dates. Therefore, the closing levels of the reference assets on dates other than the applicable observation date or call observation date will have no effect on any amount paid in respect of your notes. In addition, if the notes are not automatically called, the payment at maturity will be based on the final level of the least performing reference asset. If the level of the least performing reference asset drops on the final valuation date, the payment at maturity for the notes may be significantly less than it would otherwise have been had the payment at maturity been linked to the level of the least performing reference asset at any time prior to such drop. Although the actual closing levels of the reference assets on the coupon payment dates, call payment dates, maturity date or at other times during the term of the notes may be higher than the closing levels of the reference assets on the observation dates, call observation dates or the final valuation date, you will not benefit from the closing level of any reference asset at any time other than on the applicable observation dates, call observation dates or the final valuation date, as the case may be (except in the case of tax redemptions as described further under “Tax Redemption” in the accompanying product supplement).

Holding the notes is not the same as holding shares of an equity reference asset or any of the reference asset constituent stocks

Holding the notes is not the same as holding shares of an equity reference asset or any of the reference asset constituent stocks. As a holder of the notes, you will not be entitled to the voting rights or rights to receive dividends or other distributions or other rights that holders of shares of an equity reference asset and the reference asset constituent stocks would enjoy. Further, the return on your notes may not reflect the return you would realize if you actually owned shares of an equity reference asset or the reference asset constituent stocks. For instance, your potential positive return on the notes is limited to any contingent coupons paid, meaning any positive return on the notes will be composed solely of any contingent coupons paid over the term of the notes, and you will not participate in any increase in the level of any reference asset or the reference asset constituent stocks.

If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount and the impact of certain key terms of the notes will be negatively affected

Neither the payment of any contingent coupon or upon an automatic call nor the payment at maturity will be adjusted based on the original issue price you pay for the notes. If you purchase notes at a price that differs from the principal amount of the notes, then the return on your investment in such notes held to the call payment date upon an automatic call or the maturity date will differ from, and may be substantially less than, the return on notes purchased at the principal amount. If you purchase your notes at a premium to the principal amount and hold them to the call payment date upon an automatic call or the maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at the principal amount or at a discount to the principal amount.

In addition, the impact of the payment of any contingent coupon or upon an automatic call and the trigger levels on the return on your investment will depend upon the price you pay for your notes relative to the principal amount. For example, if you purchase your notes at a premium to the principal amount, the notes are not automatically called and the final level of the least performing reference asset is less than its trigger level, you will incur a greater percentage decrease in your investment in the notes than would have been the case if you had purchased the notes at the principal amount or at a discount to the principal amount. Similarly, any return from any contingent coupon received on the notes will be lower than it would have been had you purchased the notes at the principal amount, relative to your initial investment.

Because the notes are linked to the least performing reference asset, you are exposed to a greater risk of receiving no contingent coupons and losing all or a substantial portion of your initial investment at maturity than if the notes were linked to a single reference asset

The risk that you will receive no contingent coupons and lose all or a substantial portion of your initial investment in the notes is greater if you invest in the notes than the risk of investing in substantially similar securities that are linked to the performance of only one reference asset. With more reference assets, it is more likely that the closing level or final level of any reference asset will be less than its coupon barrier on any observation date (including the final valuation date) than if the notes were linked to a single reference asset.

In addition, a lower correlation between the performance of a pair of reference assets results in a greater likelihood that a reference asset will decline in value to a closing level or final level, as applicable, that is less than its coupon barrier on any observation date or a final level that is less than its trigger level on the final valuation date. Although the correlation of the reference assets’ performance may change over the term of the notes, the economic terms of the notes, including the contingent coupon, coupon barriers and trigger levels, are determined, in part, based on the correlation of the reference assets’ performance calculated using our internal models at the time when the terms of the notes are finalized. All things being equal, a higher contingent coupon and lower coupon barriers and trigger levels are generally associated with lower correlation of the reference assets. Therefore, if the performance of a pair of reference assets is not correlated to each other or is negatively correlated, the risk that you will not receive any contingent coupons or that the final level of any reference asset is less than its trigger level will occur is even greater despite lower coupon barriers and trigger levels. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose all or a substantial portion of the principal amount of your notes at maturity.

Risks Relating to Characteristics of the Reference Assets

The notes are subject to the market risk of each reference asset

The return on the notes is directly linked to the performance of the reference assets and indirectly linked to the performance of the reference asset constituent stocks, and the extent to which the least performing reference asset return is positive or negative. The level of each reference asset can rise or fall sharply due to factors specific to its reference asset constituent stocks and, in the case of an equity reference asset, its investment adviser (as defined in “Information Regarding the Reference Assets”), as well as general market factors, such as general market volatility and levels, interest rates and economic, political and other conditions.

Investors are exposed to the market risk of each reference asset on each observation date (including the final valuation date) and call observation date, and the payment at maturity, if applicable, will be based solely on the least performing reference asset return

Your return on the notes is not linked to a basket consisting of the reference assets. Rather, it will be contingent upon the performance of each reference asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each reference asset on each observation date (including the final valuation date) and call observation date. Poor performance by any reference asset over the term of the notes will negatively affect your return and will not be offset or mitigated by a positive performance by any other reference asset. For instance, if the notes are not automatically called, you will receive a negative return based upon the least performing reference asset return if the final level of any reference asset is less than its trigger level on its final valuation date, even if the reference asset return of another reference asset is positive or has not declined as much. Accordingly, your investment is subject to the market risk of each reference asset.

There is no assurance that the investment view implicit in the notes will be successful

It is impossible to predict with certainty whether and the extent to which the levels of the reference assets will rise or fall. There can be no assurance that the closing level of each reference asset will be equal to or greater than its coupon barrier on an observation date or its trigger level on the final valuation date. The levels of the reference assets may be influenced by complex and interrelated political, economic, financial and other factors that affect the levels of an equity reference asset and the reference asset constituent stocks. You should be willing to accept the risks of the price performance of equity securities in general and an equity reference asset and the reference asset constituent stocks in particular, and the risk of losing some or all of your initial investment.

Furthermore, we cannot give you any assurance that the future performance of the reference assets or the reference asset constituent stocks will result in your receiving any contingent coupons or, at maturity, an amount equal to the principal amount of your notes. Certain periods of historical performance of the reference assets or the reference asset constituent stocks would have resulted in you receiving less than the principal amount of your notes if you had owned notes with terms similar to these notes in the past. See “Information Regarding the Reference Assets” in this pricing supplement for further information regarding the historical performance of the reference assets.

The return on your notes will not reflect any dividends paid on an equity reference asset or its reference asset constituent stocks and an index reference asset reflects price return only and not total return

The return on your notes will not reflect the return you would realize if you actually owned an equity reference asset and received the distributions paid on the shares of an equity reference asset. You will not receive any dividends that may be paid on any of its reference asset constituent stocks by their respective issuers (the “reference asset constituent stock issuers”) or the shares of the reference asset. See “Risks Relating to Return Characteristics — Holding the notes is not the same as holding shares of an equity reference asset or any of the reference asset constituent stocks” herein for additional information. Similarly, an index reference asset only reflects the changes in the market prices of its reference asset constituent stocks; it is not a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on its reference asset constituent stocks. The return on your notes will not include such a total return feature or dividend component.

There are risks associated with an exchange-traded fund, such as an equity reference asset

Although an equity reference asset's shares are listed for trading on a national securities exchange and a number of similar products have been traded on national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of an equity reference asset or that there will be liquidity in the trading market. In addition:

Management Risk

An equity reference asset is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. An equity reference asset is also not actively managed and may be affected by a general decline in market segments relating to the reference asset index. The investment adviser invests in securities included in, or representative of, the reference asset index regardless of their investment merits. The investment adviser does not attempt to take defensive positions in declining markets. Accordingly, the performance of an equity reference asset could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Custody and Liquidity Risk

In addition, an equity reference asset is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agent and depositories. Low trading volumes and volatile prices in less developed markets (such as the markets tracked by the reference asset index) make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems. Difficulty in executing and settling trades in securities held by an equity reference asset may make it difficult to accurately calculate the net asset value per share of an equity reference asset and the liquidity of an equity reference asset may be adversely affected. Market participants may face difficulty in creating and redeeming shares of the reference asset, which may have an adverse effect on the price per share of an equity reference asset and the market value of, and return on, the notes.

Further, under continuous listing standards adopted by the exchange on which shares of an equity reference asset trade, an equity reference asset will be required to confirm on an ongoing basis that the components of the reference asset index satisfy the applicable listing requirements. In the event that the reference asset index does not comply with the applicable listing requirements, an equity reference asset would be required to rectify such non-compliance by requesting that the sponsor of the reference asset index modify such reference asset index, adopting a new reference asset index or obtain relief from the SEC. There can be no assurance that such sponsor would so modify the reference asset index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in an equity reference asset being delisted by the exchange on which its shares trade.

Tracking and Underperformance Risk

An equity reference asset uses a representative sampling strategy (as more fully described in “Exchange-Traded Funds — The iShares® ETFs” in the accompanying underlier supplement) to attempt to track the performance of the reference asset index. An equity reference asset may not hold all or substantially all of the equity securities included in the reference asset index and may hold securities or assets not included in the reference asset index. Therefore, while the performance of an equity reference asset is generally linked to the performance of the reference asset index, the performance of an equity reference asset is also linked in part to shares of equity securities not included in the reference asset index and to the performance of other assets, such as futures contracts, options, swaps and other types of derivatives, as well as cash and cash equivalents, including shares of money market funds affiliated with the investment adviser.

In addition, the performance of an equity reference asset will reflect additional transaction costs and fees that are not included in the calculation of the reference asset index. Also, corporate actions with respect to the equity securities held in an equity reference asset’s portfolio (such as mergers and spin-offs) may impact the performance differential between an equity reference asset and the reference asset index. Finally, because the shares of an equity reference asset are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of an equity reference asset may differ from the net asset value per share of an equity reference asset.

For all of the foregoing reasons, the performance of an equity reference asset may not correlate with the performance of the reference asset index. Consequently, the return on the notes will not be the same as investing directly in an equity reference asset or in the reference asset constituent stocks or in the reference asset index or in the securities comprising the reference asset index, and will not be the same as investing in a debt security with payments linked to the performance of the reference asset index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.

Investors should investigate each reference asset and the reference asset constituent stocks as if making a hypothetical direct investment in an equity reference asset or the reference asset constituent stocks

Investors should conduct their own diligence of each reference asset and reference asset constituent stocks as an investor would if it were making a hypothetical direct investment in an equity reference asset or the reference asset constituent stocks. Neither we nor any of our affiliates is affiliated with the issuer of any reference asset constituent stock or the sponsor or has participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to any reference asset or the reference asset constituent stocks. Furthermore, we cannot give any assurance that all events occurring prior to the original issue date have been properly disclosed. Subsequent disclosure of any such events or the disclosure or failure to disclose material future events concerning any reference asset or the reference asset constituent stocks could affect any payment upon an automatic call or the payment at maturity. Investors should not conclude that the sale by the Bank of the notes is any form of investment recommendation by the Bank or any of its affiliates to invest in securities linked to the performance of the reference assets or the reference asset constituent stocks.

There is no assurance as to the performance of any reference asset or the reference asset constituent stocks; past performance of the reference assets or the reference asset constituent stocks should not be taken as an indication of the future performance of the reference assets or the reference asset constituent stocks

The notes are linked directly to the levels of the reference assets and indirectly to the levels of the reference asset constituent stocks, which are speculative and involve a high degree of risk. None of the Bank, the calculation agent, GS&Co. or any of our other or their respective affiliates gives any assurance as to the performance of the reference assets or the reference asset constituent stocks. Investors should not conclude that the sale by the Bank of the notes is an investment recommendation by it or by any of the other entities mentioned above to invest in securities linked to the performance of the reference assets or the reference asset constituent stocks. Investors should consult with their own financial advisors as to whether an investment in the notes is appropriate for them. Past performance of the reference assets and the reference asset constituent stocks should not be taken as a guarantee or assurance of the future performance of the reference assets or the reference asset constituent stocks, and it is impossible to predict whether the levels of the reference assets or the reference asset constituent stocks will rise or fall during the term of the notes.

Changes affecting a reference asset could have an adverse effect on the market value of, and return on, the notes

The policies of a sponsor of an index reference asset and a sponsor of a reference asset index (each, as defined under “Information Regarding the Reference Assets”) concerning additions, deletions and substitutions of its reference asset constituent stocks and the manner in which such sponsor takes account of certain changes affecting those reference asset constituent stocks may adversely affect the level of an index reference asset or equity reference asset, respectively. The policies of a sponsor with respect to the calculation of an index reference asset or reference asset index could also adversely affect the level of the relevant reference asset. The sponsor of an index reference asset or reference asset index may discontinue or suspend calculation or dissemination of such index. Any such actions could have a material adverse effect on the market value of, and return on, the notes.

The Bank cannot control actions by the sponsor of an index reference asset or reference asset index or actions by the investment adviser of an equity reference asset and none have any obligation to consider your interests

The Bank and its affiliates are not affiliated with the sponsor of any index reference asset or reference asset index and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of an index reference asset or reference asset index. No sponsor is involved in the notes offering in any way and has no obligation to consider your interest as an owner of the notes in taking any actions that might negatively affect the market value of, and return on, your notes.

With respect to an equity reference asset, the investment adviser may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of its policies concerning the calculation of the net asset value of an equity reference asset, additions, deletions or substitutions of its reference asset constituent stocks and the manner in which changes affecting a reference asset index are reflected in an equity reference asset that could affect the market price of the shares of an equity reference asset, and therefore, the market value of, and return on, the notes. The market value of, and return on, the notes could also be adversely affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the net asset value of an equity reference asset, or if the investment adviser discontinues or suspends calculation or publication of the net asset value of an equity reference asset, in which case it may become difficult or inappropriate to determine the market value of your notes. If events such as these occur, the calculation agent may determine the closing level of an equity reference asset in a manner it considers appropriate.

Your investment in the notes will be subject to foreign currency exchange rate risk

The GDX Fund holds reference asset constituent stocks that are denominated in non-U.S. dollar currencies. In the case of the GDX Fund, its closing level is related to the U.S. dollar value of its reference asset constituent stocks. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which a reference asset constituent stock is denominated, the value of the GDX Fund’s portfolio will be adversely affected, which may cause the level of the GDX Fund to decrease even if the non-dollar values of its reference asset constituent stocks increase.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●existing and expected rates of inflation;

●existing and expected interest rate levels;

●the balance of payments among countries;

●the extent of government surpluses or deficits in the relevant foreign country and the United States; and

●other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the GDX Fund could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators in various countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on the market value of, and return on, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

The notes are subject to risks associated with foreign securities markets

The value of your notes is linked, in part, to the GDX Fund, which holds stocks traded in the equity markets of foreign countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the GDX Fund is not traded, the value of its reference asset constituent stocks may change on days when shareholders will not be able to purchase or sell shares of the GDX Fund. This could result in premiums or discounts to the GDX Fund’s net asset value that may be greater than those experienced by an exchange-traded fund that does not hold foreign assets.

The notes are subject to risks associated with emerging markets

The countries whose markets are represented by the GDX Fund include emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Time zone differences between the cities where the GDX Fund and its reference asset constituent stocks trade may create discrepancies in trading prices

As a result of the time zone difference between the cities where the shares of the GDX Fund and its reference asset constituent stocks trade, there may be discrepancies between the values of its reference asset constituent stocks and the market value of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example, during holidays in a country other than the United States) that may result in the values of its reference asset constituent stocks of the GDX Fund remaining unchanged for multiple trading days in the city where the shares of the GDX Fund trade. Conversely, there may be periods in which the applicable foreign securities markets are open, but the securities market on which the GDX Fund trades is closed.

The GDX Fund is concentrated in gold and silver mining companies and does not provide diversified exposure

The reference asset constituent stocks of the GDX Fund are not diversified and are concentrated in gold and silver mining companies, which means the GDX Fund is more likely to be more adversely affected by any negative performance of gold and silver mining companies than an ETF that includes more diversified stocks across a number of sectors. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time so the GDX Fund’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

The GDX Fund may be disproportionately affected by the performance of a small number of stocks

A relatively small number of reference asset constituent stocks of the GDX Fund comprise a significant portion of the GDX Fund. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or both of these companies may have the effect of significantly lowering the level of the GDX Fund even if none of the other stocks held by the GDX Fund are affected by such events. Because of the weighting of the holdings of the GDX Fund, the amount you receive upon an automatic call or at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such fund.

The GDX Fund recently changed its reference asset index

Previously, the GDX Fund tracked the NYSE® Arca Gold Miners Index®, but, after the close of trading on September 19, 2025, the GDX Fund began tracking the MarketVector™ Global Gold Miners Index. Any historical information about the performance of the GDX Fund for any period before the close of trading on September 19, 2025 will be during a period in which the GDX Fund tracked a different index, and therefore should not be considered information relevant to how the GDX Fund will perform as it tracks the MarketVector™ Global Gold Miners Index. In addition, there can be no assurance that the GDX Fund will not further change its reference asset index in the future. See “Information Regarding the Reference Assets” in this pricing supplement for further information regarding its reference asset index.

The notes are subject to small-capitalization stock risks

The notes are subject to risks associated with small-capitalization companies because the RTY is comprised of stocks of companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the RTY may be more volatile than an index in which a greater percentage of the reference asset constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Risks Relating to Estimated Value and Liquidity

The Bank’s initial estimated value of the notes at the time of pricing (when the terms of your notes are set on the trade date) will be lower than the original issue price of the notes

The Bank’s initial estimated value of the notes is only an estimate. The original issue price of the notes will exceed the Bank’s initial estimated value. The difference between the original issue price of the notes and the Bank’s initial estimated value reflects costs associated with selling and structuring the notes, including the referral fee, as well as hedging its obligations under the notes. Therefore, the economic terms of the notes are less favorable to you than they would have been had these expenses not been paid or been lower, as discussed further under “— The referral fee and other expenses, result in less favorable economic terms of the notes and could adversely affect any secondary market price for the notes” herein.

Neither the Bank’s nor GS&Co.’s estimated value of the notes at any time is determined by reference to credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities

The Bank’s initial estimated value of the notes and GS&Co.’s estimated value of the notes at any time are determined by reference to the Bank’s internal funding rate. The internal funding rate used in the determination of the estimated value of the notes generally represents a discount from the credit spreads for the Bank’s conventional fixed-rate debt securities and the borrowing rate the Bank would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, the Bank’s view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the Bank’s conventional fixed-rate debt. If the interest rate implied by the credit spreads for the Bank’s conventional fixed-rate debt securities, or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities were to be used, the Bank would expect the economic terms of the notes to be more favorable to you. Consequently, the use of an internal funding rate for the notes increases the estimated value of the notes at any time and has an adverse effect on the economic terms of the notes.

The Bank’s initial estimated value of the notes does not represent future values of the notes and may differ from others’ (including GS&Co.’s) estimates

The Bank’s initial estimated value of the notes is determined by reference to its internal pricing models when the terms of the notes are set. These pricing models consider certain factors, such as the Bank’s internal funding rate on the trade date, the expected term of the notes, market conditions and other relevant factors existing at that time, and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by GS&Co.) could provide valuations for the notes that are different, and perhaps materially lower, from the Bank’s initial estimated value. Therefore, the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) may be materially lower than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

If the levels of the reference assets or the reference asset constituent stocks change, the market value of your notes may not change in the same manner

Your notes may trade quite differently from the performance of the reference assets or the reference asset constituent stocks. Changes in the levels of the reference assets or the reference asset constituent stocks may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” below.

The price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) will be based on GS&Co.’s estimated value of your notes

GS&Co.’s estimated value of the notes is determined by reference to its pricing models and takes into account the Bank’s internal funding rate. The price at which GS&Co. would initially buy or sell your notes in the secondary market (if GS&Co. makes a market, which it is not obligated to do) exceeds GS&Co.’s estimated value of your notes at the time of pricing. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Additional Information Regarding Estimated Value of the Notes” herein) will decline to zero on a straight line basis over the period from the trade date through the applicable date set forth under “Additional Information Regarding Estimated Value of the Notes” herein. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to GS&Co.’s pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. If GS&Co. calculated its estimated value of your notes by reference to the Bank’s credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities (as opposed to the Bank’s internal funding rate), the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) could be significantly lower.

GS&Co.’s pricing models consider certain variables, including principally the Bank’s internal funding rate, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to GS&Co.’s models, taking into account the Bank’s internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” below.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in the Bank’s creditworthiness or perceived creditworthiness. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus GS&Co.’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— The notes lack liquidity” below.

The underwriting commissions, referral fee and other expenses, result in less favorable economic terms of the notes and could adversely affect any secondary market price for the notes

The economic terms of the notes, as well as the difference between the Bank’s initial estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price, take into consideration, among other expenses, the underwriting commissions, the referral fee and hedging costs paid in connection with the notes. Therefore, the economic terms of the notes are less favorable to you than they would have been if these expenses had not been paid or had been lower. Further, the price, if any, at which SCUSA or GS&Co. will buy or sell your notes (if SCUSA or GS&Co. makes a market, which they are not obligated to do) at any time will reflect, among other things, the economic terms of the notes. Therefore, the secondary market price for the notes could also be adversely affected by the underwriting commissions, the referral fee and other expenses, including hedging costs, paid in connection with the notes. See “— The Bank’s initial estimated value of the notes at the time of pricing (when the terms of your notes are set on the trade date) will be lower than the original issue price of the notes” herein.

The market value of the notes may be influenced by many unpredictable factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

●the levels of the reference assets;

●the volatility – i.e., the frequency and magnitude of changes – in the closing levels of the reference assets;

●the dividend rates of an equity reference asset and the reference asset constituent stocks;

●the correlation of the reference assets;

●economic, financial, political, military, regulatory, legal, public health and other events that affect the applicable securities markets generally and which may affect the levels of the reference asset constituent stocks and the closing level of the reference assets;

●interest rate and yield rates in the market;

●the time remaining until your notes mature; and

●our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These and other factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes. You cannot predict the future performance of the reference assets based on their historical performance.

The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased

The price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the levels of the reference assets over the full term of the notes, (ii) volatility of the levels of the reference assets and the market’s perception of future volatility of the levels of the reference assets, (iii) the correlation of the reference assets, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads and (vi) time remaining to maturity. In particular, because the provisions of the notes relating to the automatic call feature and the payment at maturity behave like options, the value of the notes will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated levels of the reference assets and other relevant factors, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you sell your notes prior to maturity. See “— The market value of the notes may be influenced by many unpredictable factors” herein.

The notes lack liquidity

The notes will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the notes. SCUSA, any other affiliates of the Bank and GS&Co. may, but are not obligated to, make a market in the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which SCUSA and GS&Co. are willing to purchase the notes from you. If at any time SCUSA and GS&Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

Risks Relating to Hedging Activities and Conflicts of Interest

Hedging activities by the Bank and GS&Co. may negatively impact investors in the notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the notes

The Bank, GS&Co. or one or more of our or their respective affiliates has hedged or expects to hedge the obligations under the notes by purchasing futures and/or other instruments linked to the reference assets. The Bank, GS&Co. or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps shares of an equity reference asset, other instruments linked to the reference assets and/or one or more of the reference asset constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date.

The Bank, GS&Co. or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked notes whose returns are linked to changes in the levels or prices of the reference assets or their reference asset constituent stocks. Any of these hedging activities may adversely affect the levels of the reference assets, including the initial levels of the reference assets —directly or indirectly by affecting the price of their reference asset constituent stocks — and therefore the market value of the notes and the amount you will receive on the notes. Because the dealer, or an affiliate, from which you purchase notes is to conduct hedging activities for us in connection with the notes, that dealer or affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer, or an affiliate, receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the notes to you in addition to the compensation they would receive for the sale of the notes. In addition, you should expect that these transactions will cause the Bank, GS&Co. or our or their respective affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. The Bank, GS&Co. or our or their respective affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns with respect to these hedging activities while the market value of, and return on, the notes may decline.

The Bank, SCUSA, GS&Co. and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the issuers of the reference asset constituent stocks and the market activities by the Bank, GS&Co. or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the notes

We, GS&Co. and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment adviser, market maker, trader, prime broker or lender. In those and other capacities, we, GS&Co. and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the notes or other securities that we have issued), the reference asset constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of a reference asset and/or the value of the notes. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the issuers of the reference asset constituent stocks, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of a reference asset, including the initial level of a reference asset, and the market for your notes, and you should expect that our interests and those of GS&Co. and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the notes.

You should expect that we, GS&Co., and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the notes or other securities that we may issue, an equity reference asset, the reference asset constituent stocks or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain personnel within the Bank, GS&Co. or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the notes.

We, GS&Co. and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the notes or other securities that we may issue, an equity reference asset, the reference asset constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the notes should expect that the Bank, GS&Co. and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the notes for liquidity or otherwise.

Other investors in the notes may not have the same interests as you

The interests of other investors may, in some circumstances, be adverse to your interests. Other investors may make requests or recommendations to us, SCUSA, GS&Co. or our or their respective affiliates regarding the establishment of transactions on terms that are adverse to your interests, and investors in the notes are not required to take into account the interests of any other investor in exercising remedies, voting or other rights in their capacity as noteholders. Further, other investors may enter into market transactions with respect to the notes, assets that are the same or similar to the notes, assets referenced by the notes (such as stocks or stock indices) or other similar assets or securities which may adversely impact the market for or value of your notes. For example, an investor could take a short position (directly or indirectly through derivative transactions) in respect of securities similar to your notes or in respect of the reference assets.

There is no affiliation between any reference asset constituent stock issuers, the sponsor of an index reference asset or reference asset index or the investment adviser of an equity reference asset and us, SCUSA or, except to the extent its parent’s common stock is included in the SPX, GS&Co.

The Bank, SCUSA, GS&Co. and our or their respective affiliates may currently, or from time to time in the future, engage in business with the reference asset constituent stock issuers, the sponsor of an index reference asset or reference asset index or the investment adviser of an equity reference asset. None of the Bank, SCUSA or any of our other affiliates, or GS&Co. or its affiliates, except to the extent its parent’s common stock is included in the SPX, is affiliated with any of the foregoing entities or has participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the reference assets or their reference asset constituent stocks. You should make your own investigation into the reference assets and the reference asset constituent stock issuers. See the section below entitled “Information Regarding the Reference Assets” herein for additional information about the reference assets.

There are potential conflicts of interest between you and the calculation agent

Scotia Capital Inc., the calculation agent, is one of our affiliates. In performing its duties, the economic interests of the calculation agent are potentially adverse to your interests as an investor in the notes, including in its determination of the initial levels of the reference assets as discussed under “— Risks Relating to Return Characteristics — The initial level of each reference asset may be based on its intra-day level, which may be higher or lower than its closing level on the trade date”. The calculation agent is under no obligation to consider your interests as a holder of the notes in taking any actions that might affect the level of any reference asset and the value of, and any amount payable on, the notes.

The calculation agent can postpone an observation date (including the final valuation date) or call observation date for the notes if a non-trading day or a market disruption event with respect to a reference asset occurs

If the calculation agent determines, in its sole discretion, that, on a day that would otherwise be an observation date (including the final valuation date) or call observation date (for purposes of this paragraph, each a “valuation date”), that day is not a trading day with respect to a reference asset, such valuation date will be the first day thereafter that is a trading day for all reference assets (the “first qualified trading day”). In addition, if the calculation agent determines, in its sole discretion, that, on a day that would otherwise be an originally scheduled valuation date (or the first qualified trading day, as applicable), a market disruption event has occurred or is continuing with respect to a reference asset, such valuation date for the affected reference asset will be postponed until the first following trading day on which no market disruption event occurs or is continuing with respect to such reference asset, although such valuation date will not be postponed by more than eight trading days. Moreover, if a valuation date for a reference asset is postponed to the last possible day due to a market disruption event, but a market disruption event occurs or is continuing with respect to such reference asset on that day, that day will nevertheless be the applicable valuation date for such reference asset and the calculation agent will determine the applicable closing level or the final level for such reference asset that must be used to determine whether a contingent coupon is payable on the notes, whether the notes are subject to an automatic call or the payment at maturity, as applicable. For the avoidance of doubt, if on an originally scheduled valuation date (or the first qualified trading day, as applicable) no market disruption event is occurring with respect to a particular reference asset, the closing level for such reference asset will be determined on such originally scheduled valuation date (or the first qualified trading day, as applicable), irrespective of the occurrence of a market disruption event with respect to any other reference asset. See “Summary — Observation Dates” herein and “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF”, “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology” and “General Terms of the Notes — Market Disruption Events” in the accompanying product supplement.

The calculation agent can make anti-dilution and reorganization adjustments that affect any return on the notes

For anti-dilution and reorganization events affecting an equity reference asset, the calculation agent may make adjustments to its initial level, closing level and/or the final level, as applicable, and any other term of the notes. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an equity reference asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes and your return on the notes may be materially and adversely affected. In addition, determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. The occurrence of any anti-dilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the notes and your return on the notes, if any. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement.

Following a de-listing, liquidation or termination of an equity reference asset, the return on the notes may be based on a share of another ETF or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such equity reference asset. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

Your investment is subject to the credit risk of the Bank

The notes are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, prospectus supplement and product supplement, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including the payment of any contingent coupon, upon an automatic call or the payment at maturity, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the notes and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes. If you sell the notes prior to an automatic call or maturity, you may receive substantially less than the principal amount of your notes.

Risks Relating to Canadian and U.S. Federal Income Taxation

Uncertain tax treatment

Significant aspects of the tax treatment of the notes are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

General Risk Factors

We may sell an additional aggregate principal amount of the notes at a different issue price

We may decide to sell an additional aggregate principal amount of the notes subsequent to the date of the final pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

Information Regarding the Reference AssetS

The VanEck® Gold Miners ETF

We have derived all information contained herein regarding the GDX Fund, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, VanEck® ETF Trust and Van Eck Associates Corporation (its “investment adviser”).

The GDX Fund seeks to track the investment results, before fees and expenses, of companies primarily in the business of gold and silver mining and related activities, as measured by the MarketVector™ Global Gold Miners Index, as published by MarketVector Indexes GmbH (its “sponsor”) which, in turn, is intended to track the investment results, before fees and expenses, of companies primarily in the business of gold and silver mining and related activities. The GDX Fund trades on the NYSE Arca under the ticker symbol “GDX”. Prior to the close of trading on September 19, 2025, the GDX Fund tracked the NYSE® Arca Gold Miners Index®. Please see “Exchange-Traded Funds — VanEck® Gold Miners ETF” in the accompanying underlier supplement for additional information regarding the GDX Fund and the investment adviser. Additional information regarding the GDX Fund, including its portfolio holdings, may be available on its investment adviser’s website.

Historical Information

We obtained the information regarding the historical performance of the GDX Fund in the graph below from Bloomberg, without independent review or verification. The graph below illustrates the performance of the GDX Fund from January 1, 2021 through November 3, 2026. The closing level of the GDX Fund on November 3, 2026 was $77.60.

Past performance of a reference asset is not indicative of its future performance. No assurance can be given as to the closing level of a reference asset on any day during the term of the notes, and we cannot give you any assurance that the performance of any reference asset will result in a positive return on your investment.

Historical Performance of the Shares of the VanEck® Gold Miners ETF*

140
120
100
80
60
40
20
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

* Prior to the close of trading on September 19, 2025, the GDX Fund tracked the NYSE® Arca Gold Miners Index®. After the close of trading on September 19, 2025, the GDX Fund started tracking the MarketVector™ Global Gold Miners Index. Any historical information about the performance of the GDX Fund for any period before the close of trading on September 19, 2025 is during a period in which the GDX Fund tracked a different reference asset index, and therefore should not be considered information relevant to how the GDX Fund will perform tracking the MarketVector™ Global Gold Miners Index.

Russell 2000® Index

We have derived all information contained herein regarding the RTY, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Russell (its “sponsor”), and/or its affiliates.

The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. It includes the stocks of approximately 2,000 of the smallest companies that form the Russell 3000® Index, which is comprised of approximately 3,000 of the largest U.S. companies. Please see “Indices — The Russell 2000® Index” in the accompanying underlier supplement for additional information regarding the RTY, its sponsor and our license agreement with respect to the RTY. Additional information regarding the RTY, including its sectors, sector weightings and top constituents, may be available on its sponsor’s website.

Historical Information

We obtained the information regarding the historical performance of the RTY in the graph below from Bloomberg, without independent review or verification. The graph below illustrates the performance of the RTY from January 1, 2021 through November 3, 2026. The closing level of the RTY on November 3, 2026 was 2,812.447. Bloomberg reports the closing level of the RTY to fewer decimal places than its sponsor.

Past performance of a reference asset is not indicative of its future performance. No assurance can be given as to the closing level of a reference asset on any day during the term of the notes, and we cannot give you any assurance that the performance of any reference asset will result in a positive return on your investment.

Historical Performance of the Russell 2000® Index

S&P 500® Index

We have derived all information contained herein regarding the SPX, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (its “sponsor”), and/or its affiliates.

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. Please see “Indices—The S&P 500® Index” in the accompanying underlier supplement for additional information regarding the SPX, its sponsor and our license agreement with respect to the SPX. Additional information regarding the SPX, including its sectors, sector weightings and top constituents, may be available on its sponsor’s website.

Historical Information

We obtained the information regarding the historical performance of the SPX in the graph below from Bloomberg, without independent review or verification. The graph below illustrates the performance of the SPX from January 1, 2021 through November 3, 2026. The closing level of the SPX on November 3, 2026 was 7,568.92.

Past performance of a reference asset is not indicative of its future performance. No assurance can be given as to the closing level of a reference asset on any day during the term of the notes, and we cannot give you any assurance that the performance of any reference asset will result in a positive return on your investment.

Historical Performance of the S&P 500® Index

Supplemental Plan of Distribution (Conflicts of Interest)

SCUSA, our affiliate, will purchase the notes at the principal amount and, as part of the distribution of the notes, will sell the notes to GS&Co. at a discount reflecting selling commissions of up to 2.50% of the principal amount. In accordance with the terms of a distributor accession letter, GS&Co. has been appointed as a distribution agent under the distribution agreement and may purchase notes from the Bank or its affiliates for sale to the public at the original issue price set forth on the cover of this pricing supplement and to a securities dealer at such price less a concession not in excess of 2.50% of the principal amount. In addition to the concession described above, GS&Co. may pay a referral fee of up to 0.35% of the principal amount to another dealer in connection with its marketing efforts related to the offered notes.

A fee will also be paid to iCapital Markets LLC, a broker-dealer in which an affiliate of GS&Co. holds an indirect minority equity interest, for services it is providing in connection with this offering and to an unaffiliated broker-dealer on behalf of a distribution participant for providing certain electronic platform services in connection with this offering.

The actual commissions will be specified in the final pricing supplement.

At the time we issue the notes, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with GS&Co. or one of its affiliates.

In addition, SCUSA, GS&Co. and their respective affiliates or agents may use the accompanying product supplement to which this pricing supplement relates in market-making transactions after the initial sale of the notes. While SCUSA and GS&Co. may make markets in the notes, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. See the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and accompanying product supplement.

The price at which you purchase the notes includes costs that the Bank, GS&Co. or our or their respective affiliates expect to incur and profits that the Bank, GS&Co. or our or their respective affiliates expect to realize in connection with hedging activities related to the notes, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the market value of your notes on the trade date.

Conflicts of Interest

SCUSA is an affiliate of the Bank and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, the Bank will receive the gross proceeds from the initial public offering of the notes, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. SCUSA is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

SCUSA, GS&Co. and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. SCUSA, GS&Co. and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, SCUSA, GS&Co. and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. SCUSA, GS&Co. and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Additionally, because the dealer from which you purchase the notes is to conduct hedging activities for us in connection with the notes, that dealer may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the UK Financial Conduct Authority (the “FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulation 2024.

Material Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Consequences” in the product supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of your investment in the notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the notes. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the notes, and the following discussion is not binding on the IRS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein.

U.S. Tax Treatment. Pursuant to the terms of the notes, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the notes as prepaid derivative contracts with respect to the reference assets. You further agree to include any contingent coupon that is paid by the Bank (including on the maturity date or call payment date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Under this treatment, you should generally recognize gain or loss upon the taxable disposition (including cash settlement) of the notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your notes. Subject to the discussion below regarding Section 1260 of the Code, such gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your notes prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Section 1260. Because the issuer of an equity reference asset would be treated as a pass-thru entity for purposes of Section 1260 of the Code, it is possible that an investment in the notes could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the notes were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your notes could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the notes as a constructive ownership transaction under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including treatment as a “constructive ownership transaction” under Section 1260 of the Code, as discussed above), such that the timing and character of your income from the notes could differ materially and adversely from the treatment described above.

Except to the extent otherwise required by law, the Bank intends to treat your notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the notes. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently , possibly in excess of any contingent coupons received by such holders, and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. holders and non-U.S. holders are urged to consult their tax advisors regarding the possible consequences to them of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their notes if they do not hold their notes in an account maintained by a financial institution and the aggregate value of their notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its notes and fails to do so.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, we currently do not intend to treat contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of an equity reference asset or of any reference asset constituent stock of an index reference asset would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain realized by a non-U.S. holder in respect of the notes upon a taxable disposition of the notes to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the notes as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2029.

Based on our determination that the notes are not “delta-one” with respect to any reference asset or any reference asset constituent stocks of an index reference asset, our special U.S. tax counsel is of the opinion that the notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the notes are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting a reference asset, any reference asset constituent stocks of an index reference asset or your notes, and following such occurrence your notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the notes under these rules if you enter, or have entered, into certain other transactions in respect of a reference asset, any reference asset constituent stocks of an index reference asset or the notes. If you enter, or have entered, into other transactions in respect of a reference asset, any reference asset constituent stocks of an index reference asset or the notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your notes in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the notes.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A note may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the note at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the notes at death.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their notes through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there may be no interest payments over the term of the notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your notes.

Both U.S. and non-U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences, arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the Bank).